EXHIBIT 4.(b)(4)






                              ____________________

                                     FOURTH

                             SUPPLEMENTAL INDENTURE

                                      AMONG

                       PLAYTEX PRODUCTS, INC., as Issuer,

                       BBA ACQUISITION, INC., as Guarantor

                and IBJ SCHRODER BANK & TRUST COMPANY, as Trustee

                              ____________________



                                  $360,000,000

                      9% Senior Subordinated Notes due 2003

















                                                    Dated as of October 31, 1995

          THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of October 31, 1995,

among Playtex Products, Inc., a Delaware corporation (the "Company"), BBA

Acquisition, Inc., a Delaware corporation (the "Guarantor"), and IBJ Schroder

Bank & Trust Company (the "Trustee").


          WHEREAS, Playtex Family Products Corporation ("Family Products"), the

Company and the Trustee entered into an Indenture dated as of February 2, 1994

(the "Initial Indenture") to provide for the issuance of Family Products' 9%

Senior Subordinated Notes due 2003 (the "Securities");

          WHEREAS, on March 8, 1994, Family Products was merged with and into the Company, and pursuant to a First Supplemental Indenture of even date therewith the Company assumed all of the obligations of Family Products under the Securities and the Initial Indenture (the Initial Indenture, as amended,

being referred to herein as the "Indenture");

          WHEREAS, Playtex Sales & Services, Inc., a Delaware corporation, has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Second Supplemental Indenture dated as of June 6, 1995;

          WHEREAS, Playtex Manufacturing, Inc., a Delaware corporation, has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Third Supplemental Indenture dated as of June 6, 1995;

          WHEREAS, the Guarantor has also guaranteed the obligations of the

Company under the Credit Agreement;

          WHEREAS, pursuant to Section 1013(b) of the Indenture, by reason of such guarantee the Guarantor is required to execute this Fourth Supplemental

Indenture (this "Supplemental Indenture");

          WHEREAS, the Company, the Guarantor and the Trustee are authorized to enter into this Supplemental Indenture;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Trustee and the Guarantor hereby agree for the equal and the ratable benefit of all holders of the Securities as follows:


                                  ARTICLE ONE

                                   Definitions
                                   -----------

          1.1 Definitions.  For purposes of this Supplemental Indenture, the
              -----------

terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or

Sections of the Indenture.

                                                                           3
                                  ARTICLE TWO

                                    GUARANTEE
                                    ---------
          2.1 Guarantee.  For value received, Guarantor, in accordance with this
              ---------

Article Two, hereby absolutely, unconditionally and irrevocably guarantees to the Trustee and the Holders, as if Guarantor was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions,

fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of, or incurred by the Trustee or the

Holders in connection with, the enforcement of this Guarantee) on a senior subordinated basis.

          2.2  Continuing Guarantee; No Right of Set-Off; Independent
               ------------------------------------------------------

Obligation.
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               (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the

Trustee or the Holders.  Guarantor
covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in the Indenture including those set forth in

Article Eight.  Without limiting the generality of the foregoing, Guarantor's liability shall extend to all amounts which constitute part of the Indenture

Obligations and would be owed by the Company under the Indenture and the

Securities but for the fact that they are unenforceable, reduced, limited,

impaired, suspended or not allowable due to the existence of a bankruptcy,

reorganization or similar proceeding involving the Company.

                  (b) Guarantor hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

                  (c) Guarantor's liability to pay or perform or cause the

performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to Guarantor in the manner prescribed in Section 106 of the Indenture.

                   (d) Except as provided herein, the provisions of this

Article Two cover all agreements between the parties hereto relative to the

Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this

Guarantee has been delivered by Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to Guarantor.

                   (e) This Guarantee is a guarantee of payment,

performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any other event or condition whatsoever.

                   (f)  The obligations of Guarantor set forth herein

constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties.


          2.3 Guarantee Absolute and Unconditional.  The obligations of
              ------------------------------------

Guarantor hereunder are independent of the obligations of the Company under the

Securities and the Indenture and a separate action or actions may be brought and prosecuted against Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding.  The liability of Guarantor hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of Guarantor hereunder shall not be released,

discharged, mitigated, waived, impaired or affected in whole or in part by:

                   (a) any defect or lack of validity or enforceability

in respect of any indebtedness or other obligation of the Company or any other

Person under the Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

                   (b) any grants of time, renewals, extensions,

indulgences, releases, discharges or modifications which the Trustee or the

Holders may extend to, or make with, the Company, Guarantor or any other Person,

or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, the Indenture or the Securities,

including any increase or decrease in the Indenture Obligations;

                   (c) the taking of security from the Company, Guarantor

or any other Person, and the release, discharge or alteration of, or other dealing with such security;

                   (d) the abstention from taking security from the

Company, Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

                   (e) any loss, diminution of value or lack of

enforceability of any security received from the Company,

Guarantor or any other Person and including any other guarantees received by the

Trustee;

                   (f) any other dealings by the Company or Guarantor

with any other Person, or with any security;

                   (g) the Trustee's or the Holders' acceptance of

compositions from the Company or Guarantor;

                   (h) the application by the Holders or the Trustee of

all monies at any time and from time to time received from the Company,

Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral or proceeds thereof, to all or any of the Indenture

Obligations, or the manner of sale of any collateral;

                   (i) the release or discharge of the Company or

Guarantor or of any other guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the

Securities other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of Guarantor hereunder;

                   (j) any change in the name, business, capital

structure or governing instrument of the Company or

                                                                           8
Guarantor or any refinancing or restructuring of any of the Indenture

Obligations;

                   (k) the sale of the Company's or Guarantor's business

or any part thereof;

                   (l) any merger or consolidation, arrangement or

reorganization of the Company, Guarantor, any Person resulting from the merger or consolidation of the Company or Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or Guarantor or any change in the corporate relationship between the Company and Guarantor, or any termination of such relationship;

                   (m) the insolvency, bankruptcy, liquidation, winding

up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

                   (n) any arrangement or plan of reorganization

affecting the Company or Guarantor;

                   (o) any failure, omission or delay on the part of the

Company to conform or comply with any term of the Indenture;

                   (p) any limitation on the liability or obligations of

the Company or any other person under the Indenture, or any discharge,

termination, cancellation, distribution, irregularity, invalidity or unenforceability, in whole or in part, of the Indenture;

                   (q) any other circumstance that might otherwise

constitute a defense available to, or discharge of, the Company or Guarantor; or

                   (r) any modification, compromise, settlement or

release by the Trustee, or by operation law or otherwise, of the Indenture

Obligations or the liability of the Company or any other obligor under the

Securities or of any collateral, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to or further assent by, or any reservation of rights against, Guarantor.

          2.4 Right to Demand Full Performance.  In the event of any demand for
              --------------------------------

payment or performance by the Trustee from Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full and Guarantor shall continue to be liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under the Indenture and the Securities.  The retention by the Trustee or the

Holders of any security, prior to the
realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the

Company or any part thereof.  Guarantor, promptly after demand, will reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

          2.5  Waivers.
               -------

                   (a) Guarantor hereby expressly waives (to the extent

permitted by law) notice of the acceptance of this Guarantee and notice of the incurrence, existence, renewal, extension or the non-performance, non-payment,

or non-observance on the part of the Company of any of the terms, covenants,

conditions and provisions of the Indenture or the Securities or any other notice whatsoever to or upon the Company or Guarantor with respect to the Indenture

Obligations, whether by statute, rule of law or otherwise.  Guarantor hereby acknowledges communication to it of the terms of the Indenture and the

Securities and all of the provisions therein contained and consents to and approves the same.  Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to

(i) any notice of any sale, transfer or other disposition of any right, title to

or
interest in the Securities by the Holders or in the Indenture, (ii) any release of Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against Guarantor.

                   (b) Without prejudice to any of the rights or

resources which the Trustee or the Holders may have against the Company,

Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                       (i)  enforce, assert, exercise, initiate or

     exhaust any rights, remedies or recourse against the Company, Guarantor or any other Person under the Indenture or otherwise;

                       (ii) value, realize upon or dispose of any

     security of the Company or any other Person held by the Trustee or the

     Holders;

                       (iii) initiate or exhaust any other remedy which

     the Trustee or the Holders may have in law or equity; or

                       (iv) mitigate the damages resulting from any

     default under the Indenture;

before requiring or becoming entitled to demand payment from Guarantor under this Guarantee.

          2.6  Guarantor Remains Obligated in the Event the Company Is No Longer
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Obligated to Discharge Indenture Obligations.  It is the express intention of
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the Trustee and Guarantor that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture

Obligations owing to the Trustee or the Holders by the Company or if any of the

Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever,

this Guarantee and the covenants, agreements and obligations of Guarantor contained in this Article Two shall nevertheless be binding upon Guarantor, as a principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as

Section 402 shall apply to the Securities and Guarantor shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

          2.7  Waiver of Rights.  Guarantor agrees (to the extent permitted by
               ----------------

law) that it hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, exoneration,

contribution, indemnity or subrogation (whether contractual, under Section 509 of Title Eleven of the United States Code, under common law or otherwise) or any similar rights or "claims" (as such term is defined under Title Eleven of the

United States Code), against the Company or any Subsidiary arising from the existence of, or performance by, Guarantor under this Guarantee.

          2.8  Guarantee Is In Addition to Other Security.
               ------------------------------------------

This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the

Company, and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of Guarantor any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

          2.9  Release of Security Interests.  Without limiting the generality
               -----------------------------

of the foregoing and except as otherwise provided in the Indenture, Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law,

that the rights of the Trustee hereunder, and the liability of Guarantor hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the

Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         2.10 No Bar to Further Actions.  Except as provided by law, no action
              -------------------------

or proceeding brought or instituted under this Article Two and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Article Two and this Guarantee by reason of any further default or defaults under this Article

Two and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

         2.11 Failure to Exercise Rights Shall Not Operate As a Waiver; No
              ------------------------------------------------------------

Suspension of Remedies.
----------------------

                   (a) No failure to exercise and no delay in exercising, on

the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Two and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies.  The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

                   (b) Nothing contained in this Article Two shall limit the

right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities
pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

        2.12  Trustee's Duties; Notice to Trustee.
              -----------------------------------

              (a) Any provision in this Article Two or elsewhere in

the Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of, Guarantor shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of the Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the

Trustee's negligence, bad faith or willful misconduct.

               (b) The Trustee shall not be required to inquire into

the existence, powers or capacities of the Company, Guarantor or the officers,

directors or agents acting or purporting to act on their respective behalf.

               (c) Notwithstanding the provisions of this Article Two

or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the

Trustee shall have received written notice thereof from the Company; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist, provided however, that if a Responsible Officer of the Trustee
                  -------- -------

shall not have received
any such notice from the Company at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose

(including, without limitation, the payment of the principal of, premium, if any, or interest on, any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the

Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Responsible Officer of the Trustee shall have received an Officers'

Certificate to such effect.

               (d) In case that at any time any Paying Agent other

than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Two shall in such case

(unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Two in addition to or in place of the Trustee.

          2.13 Successors and Assigns.  All terms, agreements and conditions of
               ----------------------

this Article Two shall extend to and be binding upon Guarantor and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that
                                                        --------  -------

Guarantor may not assign any of its rights or obligations hereunder other than in accordance with Article Eight.

          2.14 Release of Guarantee.  Concurrently with the payment in full of
               --------------------

all of the Indenture Obligations, Guarantor shall be released from and relieved of its obligations under this Article Two.  Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an

Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of the Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of Guarantor from its obligations under this Guarantee.  If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of Guarantor under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture

Obligations are paid in full, and Guarantor shall enter into an amendment to this Guarantee, reasonably
satisfactory to the Trustee, evidencing such revival and reinstatement.

          This Guarantee shall terminate upon a merger or consolidation of

Guarantor with the Company, in accordance with Article Eight.

          This Guarantee shall be automatically and unconditionally released and discharged upon the occurrence of any of the conditions set forth in

Section 1013(d) of the Indenture.

          2.15 Execution of Guarantee.  To evidence the Guarantee, Guarantor
               ----------------------

hereby agrees upon request of the Trustee to execute a guarantee substantially in the form set forth in Section 205, with appropriate name and reference changes, to be endorsed on each Security authenticated and delivered by the

Trustee and that this Supplemental Indenture shall be executed on behalf of

Guarantor by its Chairman of the Board, its President or one of its Vice

Presidents, under its corporate seal reproduced thereon attested by its

Secretary or one of its Assistant Secretaries.  The signature of any of these officers on the Securities may be manual or facsimile.

          If an officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates a Security on which this Guarantee is endorsed, such Guarantee shall be valid nevertheless.

          2.16 Guarantee Subordinate to Senior Guarantor Indebtedness.
               ------------------------------------------------------

Guarantor covenants and agrees and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Two, this Guarantee is hereby subordinate and subject in right of payment as provided in this Article to the prior payment in full, in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of Designated Senior Guarantor Indebtedness, of all Senior

Guarantor Indebtedness; provided, however, that the Indebtedness represented by
                        --------  -------

this Guarantee in all respects shall rank equally with, or prior to, all existing and future unsecured Indebtedness of Guarantor that is subordinated to

Senior Guarantor Indebtedness.

          This Article Two shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold,

Senior Guarantor Indebtedness, and such provisions are made for the benefit of the holders of Senior Guarantor Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          2.17 Payment Over of Proceeds Upon Dissolution of the Guarantor, etc.
               ----------------------------------------------------------------

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of Guarantor, then and in any such event:

                    (1)  the holders of Senior Guarantor Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of Designated Senior Guarantor

Indebtedness, of all amounts due on or in respect of all Senior Guarantor

Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Guarantor

Junior Securities) on account of the principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Securities (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness); and

                    (2)  any payment or distribution of assets of Guarantor of any kind or character, whether in cash, property or securities (excluding

Permitted Guarantor Junior Securities), by set-off or otherwise, to which

Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Guarantor Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Guarantor Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Guarantor Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of Designated Senior Guarantor

Indebtedness, of all Senior Guarantor Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such

Senior Guarantor Indebtedness; and

                    (3)  in the event that, notwithstanding the foregoing

provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of Guarantor of any kind or character, whether in cash, property or securities, in respect of principal,

premium, if any, and interest on he Securities or on account of the purchase,

redemption, defeasance or other acquisition of or in respect of the Securities before all Senior Guarantor Indebtedness is paid in full, then and in such event such payment or distribution

(excluding Permitted Guarantor Junior Securities) (including any payment or other distribution which may be received from the holders of Subordinated

Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver,

liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Guarantor for application to the payment of all

Senior Guarantor Indebtedness remaining unpaid, to the extent necessary to pay all Senior Guarantor Indebtedness in full in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of Designated Senior Guarantor

Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Guarantor Indebtedness and until so paid shall be held in trust for the benefit of the holders of Senior Guarantor Indebtedness.


          The consolidation of Guarantor with, or the merger of Guarantor with or into, another Person or the liquidation or dissolution of Guarantor following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of its properties or assets to another Person upon the terms and conditions set forth in Article Eight of the Indenture shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Guarantor for the purposes of this Section 2.17 if the

Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal such properties or assets, as the case may be, shall as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease, or other disposal comply with the conditions set forth in Article Eight.

          2.18 Default on Senior Guarantor Indebtedness.
               ----------------------------------------

               (a)  Upon the maturity of any Senior Guarantor

Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of such Designated Senior Guarantor Indebtedness before any payment is made by Guarantor or any Person acting on behalf of Guarantor in respect of the Securities.

               (b) No payment (excluding Payments in the form of

Permitted Guarantor Junior Securities) shall be made by Guarantor in respect of the Securities during the period in which Section 2.17 of this Supplemental

Indenture shall be applicable, during any suspension of payments in effect under

Section 1203(a) or during any Payment Blockage Period in effect under Section

1203(b).

               (c)  In the event that, notwithstanding the foregoing,

Guarantor shall make any payment to the Trustee or the Holder of any Security pursuant to this Guarantee
prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the representatives of Senior Guarantor Indebtedness or as a court of competent jurisdiction shall direct and until so paid shall be held in trust for the benefit of the holders of Senior Guarantor Indebtedness.

          2.19 Payment Permitted by Guarantor if No Default.
               --------------------------------------------

Nothing contained in this Article Two, elsewhere in the Indenture or in any of the Securities shall prevent Guarantor, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up,

assignment for the benefit of creditors or other marshaling of assets and liabilities of Guarantor referred to in Section 2.17 of this Supplemental

Indenture or under the conditions described in Section 2.18 of this Supplemental

Indenture from making payments at any time of principal of, premium, if any, or interest on the Securities.

          2.20 Subrogation to Rights of Holders of Senior Guarantor
               ----------------------------------------------------

Indebtedness.  Subject to the payment in full of all Senior Guarantor
------------

Indebtedness in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of Senior Guarantor Indebtedness, the Holders of the

Securities shall be subrogated to the rights of the holders of such Senior

Guarantor Indebtedness to receive payments and distributions of cash, property

and
securities applicable to Senior Guarantor Indebtedness until the principal of,

premium, if any, and interest on the Securities shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of

Senior Guarantor Indebtedness of any cash, property or securities to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article Two, and no payments over pursuant to the provisions of this Article Two to the holders of Senior Guarantor Indebtedness by Holders of the Securities or the Trustee, shall, as among Guarantor, its creditors other than holders of Senior Guarantor Indebtedness, and the Holders of the

Securities, be deemed to be a payment or distribution by Guarantor to or on account of the Senior Guarantor Indebtedness.

          2.21 Provisions Solely to Define Relative Rights.
               -------------------------------------------

The provisions of Section 2.16 through 2.30 of this Supplemental Indenture are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Guarantor

Indebtedness on the other hand.  Nothing contained in this Article or elsewhere in the Indenture or in the Securities is intended to or shall (a) impair as among Guarantor, its creditors other than holders of Senior Guarantor

Indebtedness and the Holders of the Securities, the obligation of Guarantor,

which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against Guarantor of the Holders of the Securities and creditors of Guarantor other than the holders of Senior Guarantor Indebtedness;

or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture,

subject to the rights, if any, under this Article of the holders of Senior

Guarantor Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Guarantor referred to in Section 2.17 of this

Supplemental Indenture to receive, pursuant to and in accordance with such

Section, cash, property and securities otherwise payable or deliverable to the

Trustee or such Holder, or (2) under the conditions specified in Section 2.18 of this Supplemental Indenture, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 2.18(c) of this Supplemental

Indenture.

          2.22 Trustee to Effectuate Subordination.  Each Holder of a Security
               -----------------------------------

by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Two and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.  If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of Senior Guarantor Indebtedness, and their agents, trustees or other representatives are authorized to do so on behalf of the Holders.

          2.23 No Waiver of Subordination Provisions.
               -------------------------------------

               (a)  No right of any present or future holder of any

Senior Guarantor Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Guarantor or by any act or failure to act by any such holder, or by any non-compliance by Guarantor with the terms, provisions and covenants of the

Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (b) Without limiting the generality of Subsection (a)

of this Section, the holders of Senior Guarantor Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the

Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Two or the obligations hereunder of the

Holders of the Securities to the holders of Senior Guarantor Indebtedness, do any one or more of the following:  (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Guarantor

Indebtedness (or the Senior Indebtedness guaranteed thereby) or any instrument evidencing the same or any agreement under which Senior Guarantor Indebtedness

(or the Senior Indebtedness guaranteed thereby) is outstanding; (2) sell,

exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Guarantor Indebtedness (or the Senior Indebtedness

guaranteed thereby); (3) release any Person liable in any manner for the collection or payment of Senior Guarantor Indebtedness (or the Senior

Indebtedness guaranteed thereby); and (4) exercise or refrain from exercising any rights against Guarantor and any other Person; provided, however, that in no
                                                   --------  -------

event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with provisions described under Article Five or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article Two.

          2.24 Notice to Trustee by Guarantor.
               ------------------------------

               (a) Guarantor shall give prompt written notice to the

Trustee of any fact known to Guarantor which would prohibit the making of any payment to or by the Trustee in respect of any Guarantee.  Notwithstanding the provisions of this Article Two or any provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of

Securities, unless and until the Trustee shall have received written notice thereof from Guarantor or a holder of Senior Guarantor Indebtedness or from a representative of Senior Guarantor Indebtedness or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the

Trustee shall be entitled in all respects to assume that no such facts exist;

provided, however, that if the Trustee shall not have received the notice
--------  -------

provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose

(including, without limitation, the payment of the principal of, premium, if any, or interest on the Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Guarantor Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

               (b) The Trustee shall be entitled to rely on the

delivery to it of a written notice to the Trustee and Guarantor by a Person representing himself to be a representative of a holder or a holder of Senior

Guarantor Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a representative or a holder of Senior

Guarantor Indebtedness (or a trustee, fiduciary or agent therefor); provided,
                                                                    --------

however, that failure to give such notice to Guarantor shall not affect in any
-------

way the ability of the Trustee to rely on such notice.  In the event that the

Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Guarantor Indebtedness to participate in any payment or distribution pursuant to this Article Two, the

Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Guarantor Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under
this Article Two, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          2.25 Reliance on Judicial Order or Certificate of Liquidating Agent.
               --------------------------------------------------------------

Upon any payment or distribution of assets of Guarantor referred to in this

Article Two, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization,

dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee,

custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of

Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Guarantor Indebtedness and other indebtedness of Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Two, provided that the foregoing shall apply only if
                                --------

such court has been fully apprised of the provisions of this Article Two.

          2.26 Rights of Trustee as a Holder of Senior Guarantor Indebtedness;
               ---------------------------------------------------------------

Preservation of Trustee's Rights.
--------------------------------

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Two with respect to any Senior Guarantor Indebtedness which may at any time be held by it, to the same extent as any other holder of

Senior Guarantor Indebtedness, and nothing in the Indenture shall deprive the

Trustee of any of its rights as such holder.  Nothing in this Article Two shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions in the Indenture regarding compensation and indemnification of the

Trustee.

          2.27 Article Applicable to Paying Agents.  In case at any time any
               -----------------------------------

Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in this Article

Two shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Two in addition to or in place of the Trustee; provided, however, that Section 2.26 of
                                        --------  -------

this Supplemental Indenture shall not apply to Guarantor or any Affiliate of

Guarantor if it or such Affiliate acts as Paying Agent.

          2.28 No Suspension of Remedies.  Nothing contained in this Article Two
               -------------------------

shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate
the maturity of the Securities pursuant to the provisions described in Article

Five and as set forth in the Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this

Article Two of the holders, from time to time, of Senior Guarantor Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

          2.29 Trustee's Relation to Senior Guarantor Indebtedness.  With
               ---------------------------------------------------

respect to the holders of Senior Guarantor Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Two, and no implied covenants or obligations with respect to the holders of Senior Guarantor Indebtedness shall be read into this Article Two against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Guarantor Indebtedness and the Trustee shall not be liable to any holder of Senior Guarantor

Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Holders of the Securities, Guarantor or any other Person moneys or assets to which any holder of Senior Guarantor

Indebtedness shall be entitled by virtue of this Article Two or otherwise.

          2.30 Limitation of Guarantor's Guarantee.  Notwithstanding any other
               -----------------------------------

provision of this Article Two or of the Indenture to the contrary, in the event that the Guarantee provided pursuant to this Article Two would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Guarantee shall be reduced to the maximum amount permissible under such applicable fraudulent conveyance or similar law after taking into account and giving effect to all Senior Guarantor Indebtedness.


                                 ARTICLE THREE4

                                  Miscellaneous
                                  -------------

     3.1 Effect of the Supplemental Indenture.  This Supplemental Indenture
         ------------------------------------

supplements the Indenture and shall be a part and subject to all the terms thereof.  Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

          3.2 Counterparts.  This Supplemental Indenture may be executed in
              ------------

counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          3.3 GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
              -------------

AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT

GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

          3.4 Recitals.  The Trustee shall not be responsible for any recital
              --------

herein (other than the seventh recital as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by the Guarantor of this Supplemental Indenture.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental

Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental

Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.


                              PLAYTEX PRODUCTS, INC.


                              By: /s/ Michael F. Goss
                                 ---------------------------
                                 Name: Michael F. Goss
                                 Title: Executive Vice President &
                                        Chief Financial Officer

Attest:____________________
       Name:
       Title:

                              BBA Acquisition, INC.


                              By: /s/ Michael F. Goss
                                 ---------------------------
                                 Name: /s/ Michael F. Goss
                                 Title: Vice President

Attest:____________________
       Name:
       Title:

                              IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


                              By: /s/ Thomas J. Bogert
                                 ---------------------------
                                 Name: Thomas J. Bogert
                                 Title: Assistant Vice President

Attest:____________________
       Name:
       Title: